                                                                    EXHIBIT 4.15

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                             STOCK PURCHASE WARRANT

     This Stock Purchase Warrant is issued this 25th day of March, 1998, by ELECTRONICS ACCESSORY SPECIALISTS INTERNATIONAL, INC., a Delaware corporation (the "Company"), to SIRROM CAPITAL CORPORATION, a Tennessee corporation (SIRROM CAPITAL CORPORATION and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").

                                   AGREEMENT:

     1.   ISSUANCE OF WARRANT; TERM.

          (a) For and in consideration of SIRROM CAPITAL CORPORATION making a loan to the Company in an amount of One Million Seven Hundred Fifty Thousand and no/100ths Dollars, ($1,750,000.00) pursuant to the terms of a secured promissory note of even date herewith (the "Note") and related loan agreement dated June 24, 1997, as amended pursuant to a First Amendment to Loan Agreement and Loan Documents of even date herewith (the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 186,836 shares of the Company's common stock (the "Common Stock"), which the Company represents equals 2% of the capital stock of the Company on the date hereof, calculated on a fully diluted basis after exercise ("Base Amount"), provided that in the event that the indebtedness evidenced by the Note is outstanding on the following dates, the Base Amount shall be increased to the corresponding number set forth below:

              DATE                                       BASE AMOUNT
     ----------------------                 -----------------------------------
          June 24, 2000                     283,143 shares of Common Stock,
                                            which the Company represents equals
                                            3% of the capital stock of the
                                            Company on the date hereof
                                            calculated on a fully diluted basis
                                            after exercise.

          June 24, 2001                     381,456 shares of Common Stock,
                                            which the company represents equals
                                            4% of the capital stock of the
                                            Company on the date hereof
                                            calculated on a fully diluted basis
                                            after exercise.

          June 24, 2002                     481,839 shares of Common Stock,
                                            which the Company represents equals
                                            5% of the capital stock of the
                                            Company on the date hereof
                                            calculated on a fully diluted basis
                                            after exercise.

          (b) Notwithstanding the foregoing, if Borrower pays in full the indebtedness represented by the Note on or before November 30, 1998, the Base Amount shall be reduced to 92,474 shares of Common Stock which the Company represents equals 1% of the capital stock of the Company on the date hereof calculated on a fully diluted basis after exercise.

          (c) Notwithstanding the foregoing, if Borrower pays in full all indebtedness represented by the Note on or before March 31, 1999, the Base Amount shall be reduced to 139,415 shares of Common Stock which the Company represents equals 1.5% of the capital stock of the Company on the date hereof calculated on a fully diluted basis after exercise.

          (d) The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until July 31, 2002. For purposes of this Warrant the term "fully diluted basis" shall be determined in accordance with generally accepted accounting principles as of the date hereof.

     2. EXERCISE PRICE. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be One Cent ($.01).

     3. EXERCISE. This warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of one Hundred (100) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: 7955 East Redfield Road, Scottsdale, Arizona 85260 or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise

Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or (iii) by the surrender of a portion of this Warrant having a fair market value equal to the aggregate Exercise Price. Upon receipt of the notice of exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

     4. COVENANTS AND CONDITIONS. The above provisions are subject to the following:

          (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or
     (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Bass, Berry & Sims is acceptable counsel). Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD

          THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

          (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

          (c) Except for securities issued under the Company's 1996 Long Term Incentive Plan, as amended, (not to exceed 10% of the common shares of Borrower outstanding from time-to-time on a fully diluted basis, with the exercise price per share of any capital stock issued pursuant to any option granted under such plan not to be less than 100% of the fair market value of such stock on the date such option is granted), the Company covenants and agrees that it shall not sell any shares of the Company's capital stock at a price below the fair market value of such shares (as such may be determined in good faith, from time to time, by the Company's board of directors), without the prior written consent of the Holder hereof. In the event that the Company sells shares of the Company's capital stock in violation of this Section 4(c), the number of shares of Common Stock issuable upon exercise of this Warrant shall be equal to the product obtained by multiplying the number of shares then issuable pursuant to this Warrant prior to such sale by a fraction, the numerator of which shall be the product of (x) the total number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance or sale, multiplied by (y) the fair market value immediately prior to such issuance or sale and the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale multiplied by the fair market value immediately prior to such issuance or sale, plus (ii) the aggregate amount of the consideration received by the Company upon such issuance or sale (as illustrated on Schedule I hereto).

     5. TRANSFER OF WARRANT. Subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

     6. WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING; PREEMPTIVE RIGHTS; PREFERENCE RIGHTS. This Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company shall not grant any preemptive rights with respect to any of its capital stock without the prior written consent of the Holder. The Company shall not issue any securities which entitle the holder thereof to obtain any preference over holders of Common Stock upon the dissolution, liquidation, winding-up, sale, merger, or reorganization of the Company without the prior written consent of the Holder unless: (i) all indebtedness under the Loan Agreement and/or Note has been paid in full and (ii) the investment made by the holder thereof is based on the valuation of the Company being at least $30,000,000.

     7. OBSERVATION RIGHTS. The Holder of this Warrant shall (a) receive notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity, (b) receive copies of all notices, packages and documents provided to members of the Company's Board of Directors for each board of directors meeting, and (c) receive copies of all actions taken by written consent by the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full.

     8. ADJUSTMENT UPON CHANGES IN STOCK.

          (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 8(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

          (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 8(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this
     Section 8(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

     9.   PUT AGREEMENT.

          (a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") this Warrant for a period of thirty (30) days immediately prior to the expiration thereof, at a purchase price (the "Purchase Price") equal to the Fair Market Value (as hereinafter defined) of the shares of Common Stock issuable to Holder upon exercise of this Warrant.

          (b) The Company shall pay to the Holder, in cash or certified or cashier's check, the Purchase Price in exchange for the delivery to the Company of this Warrant within the later of (i) thirty (30) days of the receipt of written notice, addressed as set forth in Section 3 hereto, from the Holder of its intention to exercise the Put, or (ii) five (5) days after Fair Market Value is determined by the appraisers pursuant to Section 9(c) hereof, not to exceed sixty (60) days of the receipt of written notice.

          (c) The Fair Market Value of the shares of Common Stock of the Company issuable pursuant to this Warrant shall be the average trading price of shares of Common Stock during the ten (10) trading days preceding the date notice of the exercise of the Put is delivered to the Company or if the Common Stock is not publicly traded at such time shall be determined as follows:

               (i) The Company and the Holder shall each appoint an independent, experienced appraiser who is a member of a recognized professional association of business appraisers. The two appraisers shall determine the value of the shares of Common Stock which would be issued upon the exercise of the Warrant, taking into consideration that such shares would constitute a minority interest, and would lack liquidity, and further assuming that the sale would be between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of the Company, and neither of whom is under any compulsion to sell or to buy.

               (ii) If the highest of the two appraisals is not more than 10% more than the lowest of the appraisals, the Fair Market Value shall be the average of the two appraisals. If the highest of the two appraisals is 10% or more than the lowest of the two appraisals, then a third appraiser shall be appointed by the two appraisers, and if they cannot agree on a third appraiser, within thirty (30) days thereafter, the American Arbitration Association shall appoint the third appraiser. The third appraiser, regardless of who appoints him or her, shall have the same qualifications as the first two appraisers.

               (iii) The Fair Market Value after the appointment of the third appraiser shall be the mean of the three appraisals.

               (iv) The fees and expenses of the appraisers shall be paid one-half by the Company and one-half by the Holder.

               (d) Notwithstanding the foregoing, if the Note has been paid in full and either (i) the Company has successfully completed an underwritten public offering of the Company's capital stock and the Company has a market capitalization in excess of $75,000,000.00, or
          (ii) the Company is purchased by or merged with a public company having a market capitalization of at least $75,000,000.00, and the Holder receives marketable securities in such public company, the Put shall terminate.

          10.  REGISTRATION.

               (a) The Company and the Holder(s) agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering of shares of Common Stock held by third parties and which is not a registration solely to implement an employee benefit plan or a transaction to which Rule 145 or any similar rule of the Commission (as defined below) is applicable, it will give notice in writing to such effect to the registered holder(s) of the Shares at least thirty (30) days prior to such filing, and, at the written request of any such registered holder, made within ten
          (10) days after the receipt of such notice, will include therein at the Company's cost and expense (including the fees and expenses of counsel to such holder(s), but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities of third parties (including Holder(s)), including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder.

               (b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

                    (i) Prepare and file with the Securities and Exchange
               Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been gold or (B) one hundred eighty
               (180) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

                    (ii) Prepare and file with the Commission such amendments
               and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the commission pursuant to Rule 424 under the Securities Act.

                    (iii) Furnish to the selling Holder(s) such numbers of
               copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

                    (iv) Use all reasonable efforts to register and qualify
               under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

                    (v) Promptly notify each selling Holder of the happening of any event, upon discovery of such event, as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                    (vi) Provide a transfer agent and registrar for all such
               Shares not later than the effective date of such registration statement.

                    (vii) Enter into such customary agreements (including
               underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

                    (viii) Make reasonably available for inspection by any
               selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                    (ix) Promptly notify the selling Holder(s) and the
               underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

                    (x) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

                    (xi) Cooperate with the selling Holder(s) and the
               underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of the Shares to the underwriters.

                    (xii) Provide a CUSIP number for all the Shares not later
               than the effective date of the registration statement.

                    (xiii) Prior to the effectiveness of the registration
               statement and any post-effective amendment thereto and at each closing of an underwritten offering, (A) make such representations and warranties to the selling Holder(s) and the underwriters, if any, with respect to the Shares and the registration statement as are customarily made by issuers in primary underwritten offerings; (B) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings; (C) deliver such-documents and certificates as may be reasonably requested (1) by the holders of a majority of the Shares being sold, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (D) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the selling Holders and underwriters or their counsel. Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein). If for any reason the Company's counsel is unable to give such opinion, the Company shall so notify the Holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

                    (xiv) Otherwise use its best efforts to comply with all
               applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

               (c) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holders pursuant to this Warrant without the prior written consent of the Holder(s).

               (d) The Company's obligations under Section 10(a) above with respect to each holder of Shares are expressly conditioned upon such holder's furnishing to the Company in writing such information concerning such holder and the terms of such holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities
          Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the Shares for use in connection with such registration statement; and such holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the Shares for use in connection with such registration statement.

               (e) For purposes of this Section 10, all of the Shares shall be deemed to be issued and outstanding.

          11. CERTAIN NOTICES. In case at any time the Company shall propose to:

               (a) declare any cash dividend upon its Common Stock;

               (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

               (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

               (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with (except where the Company is the surviving entity), or sell all or substantially all of its assets to, another corporation; or

               (e) voluntarily or involuntarily dissolve, liquidate or wind up the affairs of the Company;

          then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or , registered mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          12.  RIGHTS OF CO-SALE.

               (a) Co-Sale Right. Until such time as the Company completes an underwritten public offering raising at least $10,000,000.00, neither Empire National II, LLC, Charles R. Mollo, Jeffrey S. Doss, Cameron Wilson, nor Janice L. Breeze (individually a "Selling Shareholder" and collectively the "Selling Shareholders") shall enter into any transaction that would result in the sale by it of any Common Stock now or hereafter owned by it, unless prior to such sale the Selling Shareholder shall give notice to Holder of its intention to effect such sale in order that Holder may exercise its rights under this
          Section 12 as hereinafter described. Such notice shall set forth (i) the number of shares to be sold by the Selling Shareholder, (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) an offer by the Selling Shareholder to use its best efforts to cause to be included with the shares to be sold by it in the sale, on a share-by-share basis and on the same terms and conditions, the Shares issuable or issued to Holder pursuant this Warrant.

               (b) Rejection of Co-Sale Offer. If Holder has not accepted such offer in writing within a period of ten (10) days from the date of receipt of the notice, then the Selling Shareholder shall thereafter be free for a period of ninety (90) days to sell the number of shares specified in such notice, at a price no greater than the price set forth in such notice and on otherwise no more favorable terms to the Selling Shareholder than as set forth in such notice, without any further obligation to Holder in connection with such sale. In the event that the Selling Shareholder fails to consummate such sale within such ninety-day period, the shares specified in such notice shall continue to be subject to this Section.

               (c) Acceptance of Co-Sale Offer. If Holder accepts such offer in writing within ten (10) day period, such acceptance shall be irrevocable unless the Selling Shareholder shall be unable to cause to be included in his sale the number of Shares of stock held by Holder and set forth in the written acceptance. In that event, the Selling Shareholder and Holder shall participate in the sale pro rata based on their ownership.

               (d) Offers Not Covered. The restrictions under this Section 12 will not apply to any sale or transfer of any Common Stock by a Selling Shareholder to immediate family members (parent, grandparent, spouse, children, grandchildren and siblings), or trusts for the benefit of such family members of such Selling Shareholder, or the estate of a Selling Shareholder as long as such transferee acknowledges that such Common Stock shall remain subject to the terms of this Section 12, as if held by a Selling Shareholder, and such transferee executes an agreement stating that it is bound by the terms of this Section 12 and will hold such shares of Common Stock subject to all such terms and conditions.

          13. EQUITY PARTICIPATION. This Warrant is issued in connection with the Loan Agreement. It is intended that this Warrant constitute an equity participation under and pursuant to T.C.A. Section 47-24-101, et seq. and that such equity participation be permitted under said statutes and not constitute interest on the Note. If under any circumstances whatsoever, fulfillment of any obligation of this Warrant, the Loan Agreement, or any other agreement or document executed in connection with the Loan Agreement, shall violate the lawful limit of any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, such that in no event shall there occur, under this Warrant, the Loan Agreement, or any other document or instrument executed in connection with the Loan Agreement, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall be applied to reduce the principal amount of the Note.

          14. GOVERNING LAW. This warrant shall be governed by the laws of the State of Tennessee applicable to agreements made entirely within the State.

          15. SEVERABILITY. If any provision(s) of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          16. COUNTERPARTS. This Warrant may be executed in any number of counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

          17. JURISDICTION AND VENUE. The Company hereby consents to the jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                                   ELECTRONICS ACCESSORY SPECIALISTS
                                   INTERNATIONAL, INC., a Delaware corporation

                                   By: /s/ CHARLES R. MOLLO
                                      -----------------------------------------
                                   Title: CEO
                                         --------------------------------------

                                   SIRROM CAPITAL CORPORATION,
                                   a Tennessee corporation

                                   By: /s/ ELIZABETH LUNDIG
                                      -----------------------------------------
                                   Title: Assistant Vice President
                                         --------------------------------------

     The undersigned Shareholders join in the execution of this Warrant for the purposes of acknowledging and agreeing to be bound by Section 12 hereof.


                                   EMPIRE NATIONAL II, LLC

                                   By: /s/ EDWARD GILBERT
                                      -----------------------------------------
                                   Title: Member
                                         --------------------------------------
                                   /s/ CHARLES R. MOLLO
                                   ------------------------------------------
                                   Charles R. Mollo

                                   /s/ JEFFREY S. DOSS
                                   ------------------------------------------
                                   Jeffrey S. Doss

                                   /s/ CAMERON WILSON
                                   ------------------------------------------
                                   Cameron Wilson

                                   /s/ JANICE L. BREEZE
                                   ------------------------------------------
                                   Janice L. Breeze